                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                       INTERNEURON PHARMACEUTICALS, INC.
               (Name of Registrant as Specified In Its Charter)


                                      N/A
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(1)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                       INTERNEURON PHARMACEUTICALS, INC.
                             One Ledgemont Center
                               99 Hayden Avenue
                        Lexington, Massachusetts 02421

                               ----------------

                   Notice of Annual Meeting of Stockholders
                           To be held March 8, 2000

                               ----------------

TO THE STOCKHOLDERS:

  Notice is hereby given that the Annual Meeting of the Stockholders of Interneuron Pharmaceuticals, Inc. (the "Company") will be held on March 8, 2000, at 10:00 a.m. local time at The Doubletree Guest Suites, 550 Winter Street, Waltham, Massachusetts 02451. The Annual Meeting is called for the following purposes:

    1. To elect a board of seven directors;

    2. To amend the Company's 1995 Employee Stock Purchase Plan, as amended, to increase the number of shares subject thereto from 100,000 to 250,000;

    3. To approve the Company's 2000 Stock Option Plan;

    4. To approve and ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company; and

    5. To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

  The close of business on January 21, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will not be closed.

  All stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                          By Order of the Board of Directors,

                                          Glenn L. Cooper, M.D.
                                          President and Chief Executive
                                           Officer

Dated: January 28, 2000

                       INTERNEURON PHARMACEUTICALS, INC.
                             One Ledgemont Center
                               99 Hayden Avenue
                        Lexington, Massachusetts 02421
                                (781) 861-8444

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Interneuron Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders to be held at The Doubletree Guest Suites, 550 Winter Street, Waltham, Massachusetts 02451 on Wednesday, March 8, 2000, at 10:00 a.m. and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Vice President, Corporate Communications of the Company, at the Company's above stated address. Attendance at the Annual Meeting will not have the effect of revoking the proxy unless such written notice is given or the stockholder votes by ballot at the Annual Meeting.

  If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, including the election of the nominees set forth under the caption "Election of Directors," the amendment of the Company's 1995 Employee Stock Purchase Plan, as amended, the approval of the Company's 2000 Stock Option Plan and the approval and ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company.

  The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company's stockholders is February 7, 2000.

  Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

                      VOTING SECURITIES AND VOTING RIGHTS

  Holders of shares of Common Stock, par value $.001 per share (the "Shares"), and holders of shares of Series B and Series C Convertible Preferred Stock, par value $.001 per share (the "Preferred Shares"), of record as of the close of business on January 21, 2000, are entitled to notice of, and to vote at, the Annual Meeting on all matters except that the holders of the Preferred Shares are not entitled to vote for the election of directors. Except as set forth in the preceding sentence, each outstanding Share is entitled to one vote upon all matters to be acted upon at the Annual Meeting. For purposes of voting at the Annual Meeting on all matters except the election of directors, the Preferred Shares are treated as converted into Shares.

  Accordingly, on the record date there were issued and outstanding an aggregate of (i) 42,109,262 Shares entitled to vote for the election of directors, and (ii) 42,731,484 Shares, giving effect to the right to vote 622,222 Shares held by the holder of the 244,425 Preferred Shares, voting as one class, entitled to vote on all other matters. A majority of the outstanding Shares entitled to vote on any matter and represented at the Annual Meeting in person or by proxy shall constitute a quorum. Assuming a quorum is present, (i) the affirmative vote of a plurality of the 42,109,262 Shares so represented and entitled to vote is necessary to elect the directors and (ii) the affirmative vote of a majority of the 42,731,484 Shares so represented and entitled to vote, excluding broker non-votes, is necessary to approve the amendment of the Company's 1995 Employee Stock Purchase Plan, as amended, to approve the Company's 2000 Stock Option Plan and to approve the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company.

  Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's Shares will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter, even though the stockholder may interpret such action differently. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

                            PRINCIPAL STOCKHOLDERS

  Set forth below is information concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the Shares or Preferred Shares, each director, each executive officer named under "Executive Compensation" and all directors and executive officers of the Company as a group based upon the number of outstanding Shares and Preferred Shares as of January 21, 2000.

                                       Amount and Nature       Percent of
                                         of Beneficial         Outstanding
Name and Address of Beneficial Holder    Ownership(1)        Stock Owned(16)
-------------------------------------  -----------------     ---------------
Lindsay A. Rosenwald, M.D.............     2,638,983 (2)           6.2%
Glenn L. Cooper, M.D..................     1,337,207 (3)           3.1%
Mark S. Butler........................       685,501 (4)(5)        1.6%
Bobby W. Sandage, Jr., Ph.D. .........       672,229 (5)(6)        1.6%
Michael W. Rogers.....................       225,000 (7)             *
Harry J. Gray.........................        21,153 (8)             *
Alexander M. Haig, Jr.................        21,553 (9)             *
Malcolm Morville, Ph.D................        61,553 (10)            *
Lee J. Schroeder......................        71,553 (11)            *
David B. Sharrock.....................       101,753 (12)            *
J. Morton Davis.......................    10,466,958 (13)         24.9%
  c/o D.H. Blair Investment Banking
   Corp.
  44 Wall Street
  New York, New York 10005
American Home Products Corp...........       244,425 (14)          100%
  Five Giralda Farms
  Madison, New Jersey 07940
All directors and executive officers
 as a group (10 persons)..............     5,836,485 (15)         12.9%

--------
 * Less than one percent.

 (1) Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission ("S.E.C.") and generally means the power to vote and/or to dispose of the securities regardless of any economic interest therein.

 (2) Includes (i) 2,512,481 Shares, of which 300,000 have been pledged in favor of a bank to secure certain lease obligations of an affiliate of Dr. Rosenwald, and (ii) 126,502 Shares issuable upon exercise of options exercisable within 60 days, but excludes (i) 63,498 Shares issuable upon exercise of options which are not exercisable within 60 days, (ii) 658,481 Shares owned by Dr. Rosenwald's wife, as to which Shares Dr. Rosenwald disclaims beneficial ownership, and (iii) 37,800 Shares owned by two limited partnerships, the limited partners of which include Dr. Rosenwald's wife and children, as to which Shares Dr. Rosenwald disclaims beneficial ownership.

 (3) Includes (i) 7,206 Shares, (ii) 1,180,001 Shares issuable upon exercise of options exercisable within 60 days, and (iii) 150,000 Shares subject to restricted stock awards which may vest within 60 days, but excludes
     (i) 639,999 Shares issuable upon exercise of options which are not exercisable within 60 days, and (ii) the following held by Dr. Cooper's wife, an employee of the Company: (a) 70,000 Shares issuable upon exercise of options and (b) 22,800 Shares subject to restricted stock awards, as to all of which Shares Dr. Cooper disclaims beneficial ownership.

 (4) Includes (i) 7,500 Shares, (ii) 3,000 Shares owned by Mr. Butler's children, and (iii) 575,001 Shares issuable upon exercise of options exercisable within 60 days, but excludes 394,999 Shares issuable upon exercise of options which are not exercisable within 60 days.

 (5) Includes 100,000 Shares subject to restricted stock awards which may vest within 60 days.

 (6) Includes (i) 2,228 Shares and (ii) 570,001 Shares issuable upon exercise of options exercisable within 60 days, but excludes 374,999 Shares issuable upon exercise of options which are not exercisable within 60 days.

 (7) Includes (i) 150,000 Shares issuable upon exercise of options exercisable within 60 days, and (ii) 75,000 Shares subject to restricted stock awards which may vest within 60 days, but excludes (i) 300,000 Shares issuable upon exercise of options which are not exercisable within 60 days, and
     (ii) 25,000 Shares subject to restricted stock awards which do not vest within 60 days.

 (8) Includes 21,153 Shares issuable upon exercise of options exercisable within 60 days, but excludes 20,347 Shares issuable upon exercise of options which are not exercisable within 60 days.

 (9) Includes 21,553 Shares issuable upon exercise of options exercisable within 60 days, but excludes 20,447 Shares issuable upon exercise of options which are not exercisable within 60 days.

(10) Includes 61,553 Shares issuable upon exercise of options exercisable within 60 days, but excludes 30,447 Shares issuable upon exercise of options which are not exercisable within 60 days.

(11) Includes 71,553 Shares issuable upon exercise of options exercisable within 60 days, but excludes 20,447 Shares issuable upon exercise of options which are not exercisable within 60 days.

(12) Includes (i) 5,000 Shares and (ii) 96,753 Shares issuable upon exercise of options exercisable within 60 days, but excludes 39,247 Shares issuable upon exercise of options which are not exercisable within 60 days

(13) Based on information contained in Form 4s and amendments to a Schedule 13-D filed with the S.E.C. Includes (i) 6,956 Shares owned by J. Morton Davis; (ii) 8,711,337 Shares owned by D.H. Blair Investment Banking Corp. ("Blair Banking") which is owned by J. Morton Davis; (iii) 323,300 Shares owned by Mr. Davis' wife; (iv) 677,865 Shares owned by Rivkalex Corp., the sole stockholder of which is Mr. Davis' wife; (v) 247,500 Shares owned by Engex, Inc., a closed-end investment Company of which Mr. Davis is the Chairman of the Board and Blair Banking is the largest stockholder; and (vi) 500,000 Shares held by the J. Morton Davis Retirement Annuity Trust of which Mr. Davis' wife is the trustee. Blair Banking and Mr. Davis disclaim beneficial ownership of the Shares owned by Mr. Davis' wife and Rivkalex.

     Excludes (i) an aggregate of 2,665,424 Shares owned by the adult children (including the wife of Dr. Rosenwald) of Mr. Davis; (ii) an aggregate of 286,599 Shares owned by sons-in-law of Mr. Davis; (iii) 91,250 Shares owned jointly by two adult children of Mr. Davis and their respective spouses;
     (iv) 37,800 Shares owned by two limited partnerships, the limited partners of which are family members of Mr. Davis (including the wife and children of Dr. Rosenwald); (v) 777,297 Shares owned by The Morton Foundation, a charitable foundation of which Mr. Davis' wife and two of their adult children are the trustees and for which a proxy to vote and dispose of such Shares is held by a third party; and (vi) 600,000 Shares owned by four charitable foundations, the trustees, officers and directors of which are various family members of Mr. Davis, and for three of which a proxy to vote and dispose of such Shares is held by a third party, as to all of which Shares Blair Banking and Mr. Davis disclaim beneficial ownership.

(14) Represents Preferred Shares, which constitute all of the outstanding Preferred Shares, and which are convertible into 622,222 Shares, each entitled to one vote per Share, on a converted basis, on all matters except the election of directors. American Home Products Corp. ("AHP") also owns 9,935 Shares.

(15) Includes (i) 2,874,070 Shares issuable upon exercise of options exercisable within 60 days, and (ii) 425,000 Shares subject to restricted stock awards which may vest within 60 days, but excludes (i) 1,904,430 Shares issuable upon exercise of options which are not exercisable within 60 days and (ii) 25,000 Shares subject to restricted stock awards which do not vest within 60 days.

(16) All holders own Shares, with the exception of AHP which owns (i) 244,425 Preferred Shares (convertible into 622,222 Shares) and (ii) 9,935 Shares. The percent of class in this column is calculated as follows:

  (a) for holders of Shares, on the basis of 42,109,262 Shares outstanding, excluding 622,222 Shares issuable upon conversion of the Preferred Shares, representing the number of Shares outstanding and entitled to vote for the election of directors of the Company, except that Shares issuable or which may be issuable within 60 days are deemed to be outstanding for purposes of calculating the percent owned by the holder of such securities.

  (b) for holders of Preferred Shares, the percent of class is calculated on the basis of 244,425 Preferred Shares outstanding.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

  At the Annual Meeting, seven directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. Each of the nominees is currently a director of the Company. Management recommends that the persons named below be elected as directors of the Company and it is intended that the accompanying proxy will be voted for the election as directors of the seven persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by management.

  The following sets forth certain information relating to the seven nominees for election to the Board of Directors.

  Glenn L. Cooper, M.D. (47) has been President, Chief Executive Officer and a director of the Company since May 1993 and Chairman of the Board of Directors of the Company since January 19, 2000. From September 1992 to June 1994, Dr. Cooper served as President and Chief Executive Officer of Progenitor, Inc. ("Progenitor"), a minority-owned subsidiary of the Company, which announced its decision to cease operations effective December 1998. Dr. Cooper is Chairman of the Board of Directors of Progenitor, a director of CPEC LLC, a subsidiary of the Company, and was formerly the Chairman of the Board and a director of Intercardia, Inc., now called Incara Pharmaceuticals, Inc. ("Incara"), a former majority-owned subsidiary of the Company. Dr. Cooper is also a director of Genta, Incorporated, a publicly-traded biotechnology company and Procept Incorporated, a publicly-traded biotechnology and internet company. Prior to joining Progenitor, Dr. Cooper was Executive Vice President and Chief Operating Officer of Sphinx Pharmaceuticals Corporation from August 1990. Dr. Cooper had been associated with Eli Lilly since 1985, most recently, from June 1987 to July 1990, as Director, Clinical Research, Europe, of Lilly Research Center Limited; from October 1986 to May 1987 as International Medical Advisor, International Research Coordination of Lilly Research Laboratories; and from June 1985 to September 1986 as Medical Advisor, Regulatory Affairs, Chemotherapy Division at Lilly Research Laboratories. Dr. Cooper received his M.D. from Tufts University School of Medicine, performed his postdoctoral training in Internal Medicine and Infectious Diseases at the New England Deaconess Hospital and Massachusetts General Hospital and received his A.B. from Harvard College.

  Harry J. Gray (80) has been a director of the Company since May 1993. Mr. Gray was associated with United Technologies Corp. for 17 years and was its President from 1971 until 1972 when he became its Chairman and Chief Executive Officer until his retirement in 1986. Mr. Gray is currently Chairman and Chief Executive Officer of Harry Gray Associates of Florida, a private investment firm, Chairman and Chief Executive Officer of Mott Corporation and Chairman and Chief Executive Officer of Worldwide Fulfillment and Distribution, Inc.

  Alexander M. Haig, Jr. (75) has been a director of the Company since January 1990. Since August 1982, General Haig has been Chairman and President of Worldwide Associates, Inc., a business adviser to both U.S. and foreign companies in connection with international marketing and venture capital activities. From January 1981 until July 1982, General Haig served as Secretary of State of the United States. From December 1979 until January 1981, General Haig was President and Chief Operating Officer of United Technologies Corp. and is currently a senior consultant to such corporation. From 1974 through 1979, General Haig was the Supreme Allied Commander of NATO. Prior to that, he was White House Chief of Staff under the Nixon and Ford Administrations. General Haig currently serves on the Board of Directors of America Online, Inc., MGM Grand, Inc., Metro Goldwyn Mayer Inc., and Preferred Employers Holdings Inc.

  Malcolm Morville, Ph.D. (54) has been a director of the Company since February 1993. Since February 1993, Dr. Morville has been President and Chief Executive Officer and a director of Phytera, Inc., a plant and marine microbial-based biotechnology company. Dr. Morville is also Chairman and a member of the Board of

Directors of Phytera A/S and a member of the Board of Directors of Phytera Ltd. and Phytera Symbion ApS, all of which are wholly-owned subsidiaries of Phytera, Inc. From June 1988 through January 1993, Dr. Morville held various positions with ImmuLogic Pharmaceutical Corporation, including Division Vice President, Allergic Diseases Strategic Business Unit and Senior Vice President, Development and Preclinical Research. From 1970 to June 1988, Dr. Morville held various positions with Pfizer Central Research, including Director, Immunology and Infectious Diseases and Assistant Director, Metabolic Diseases and General Pharmacology. Dr. Morville received his Ph.D. and his B.Sc. in Biochemistry at the University of Manchester Institute of Science and Technology (U.K.).

  Lindsay A. Rosenwald, M.D. (44) was a co-founder and from February 1989 to January 19, 2000 was Chairman of the Board of Directors of the Company. Dr. Rosenwald is also the founder and Chairman of Paramount Capital Asset Management, Inc., which serves as the General Partner of Aries Domestic Fund, L.P. and the Aries Domestic Fund II, L.P. and as the investment manager of The Aries Master Fund, a Cayman Islands exempted company. Dr. Rosenwald is also the founder and Chairman of Paramount Capital Investments, LLC, a biotechnology, biomedical and biopharmaceutical merchant banking firm, and Paramount Capital, Inc., an investment bank specializing in the biotechnology, biomedical and biopharmaceutical industries. Dr. Rosenwald is also a director of Neose Technologies, Inc., a manufacturer of bioactive carbohydrates and has founded numerous biopharmaceutical companies and currently serves as an officer or director of several privately held biopharmaceutical companies. Dr. Rosenwald is also the President of the Rosenwald Foundation, a charitable foundation based in New York which will assist outstanding scientists in their continued research and development in order to further the advancement of biotechnology. Dr. Rosenwald received his M.D. from Temple University School of Medicine and his B.S. in Finance from Pennsylvania State University.

  Lee J. Schroeder (71) has been a director of the Company since August 1991. Since 1985, Mr. Schroeder has been the President of Lee Schroeder & Associates, Inc., a pharmaceutical consulting firm. Mr. Schroeder was President and Chief Operating Officer of FoxMeyer Lincoln Drug Co., a wholesale drug company, from February 1983 to March 1985 and was the Executive Vice President, responsible for United States pharmaceutical operations, and a member of the executive committee of Sandoz, Inc. from April 1981 to February 1983, and was Vice President and General Manager of Dorsey Laboratories, a division of Sandoz, Inc., from November 1974 to April 1981. Mr. Schroeder is also a member of the Board of Directors of Ascent Pediatrics, Inc., Celgene Corporation, MDS Harris Laboratories, and MGI Pharma Inc.

  David B. Sharrock (63) has been a director of the Company since February 1995. Mr. Sharrock was associated with Marion Merrell Dow Inc. and its predecessor companies for over thirty-five years until his retirement in December 1993. Most recently, since December 1989, he served as Executive Vice President and Chief Operating Officer and a director, and in 1988, he was named President and Chief Operating Officer of Merrell Dow Pharmaceuticals, Inc. Mr. Sharrock has been a consultant to the Company since February 1994 and is also a director of Incara and Broadwing, Inc.

  Directors are elected by the Company's stockholders at each annual meeting or, in the case of a vacancy, are appointed by the directors then in office, to serve until the next annual meeting or until their successors are elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors.

                      MEETINGS OF THE BOARD OF DIRECTORS

Board of Directors

  The Board of Directors of the Company held six meetings during the fiscal year ended September 30, 1999 ("fiscal 1999"). Each of the directors, except for Mr. Gray, attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees thereof held during fiscal 1999, during the tenure of such directors' service.

Audit Committee

  The Audit Committee consists of General Haig and Mr. Schroeder. The Audit Committee reviews, with the Company's independent auditors, the annual financial statements of the Company and makes annual recommendations to the Board of Directors for the appointment of independent public auditors for the ensuing year. The Audit Committee also reviews the plans and results for the audit engagement, the effectiveness and adequacy of the financial and accounting functions, organization, internal controls and related party transactions. The Audit Committee met twice during fiscal 1999.

Compensation Committee

  The Compensation Committee, which consists of Mr. Gray, General Haig, Dr. Morville and Mr. Sharrock, reviews and determines the compensation of all executive officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, administers the Company's stock option and other employee compensation plans, including the 1989 Stock Option Plan (the "1989 Plan"), the 1994 Long-Term Incentive Plan, as amended (the "1994 Plan"), the 1995 Employee Stock Purchase Plan, as amended (the "1995 Plan"), the 1997 Equity Incentive Plan (the "1997 Plan"), the 1998 Employee Stock Option Plan (the "1998 Plan") and the 2000 Stock Option Plan (the "2000 Plan"), consults with management on matters concerning compensation and makes recommendations to the Board of Directors on compensation matters where approval of the Board of Directors is required. During fiscal 1999, the Compensation Committee met three times.

  The Company does not have a nominating committee.

                             DIRECTOR COMPENSATION

Cash Compensation

  With the exception of General Haig who receives a $10,000 fee per meeting attended, non-employee directors (except Dr. Rosenwald and Dr. Richard Wurtman, who resigned from the Board of Directors effective July 29, 1999) of the Company receive a fee of $2,000 per in-person meeting attended. For each meeting held by telephone conference, such directors receive a percentage of the regular meeting fee. Except for Dr. Rosenwald, each non-employee director is reimbursed for expenses actually incurred in attending meetings.

Options

  On the date following each annual meeting of the stockholders, each director of the Company (except Drs. Rosenwald and Cooper) is entitled to receive automatic grants of options to purchase 5,000 Shares under the 1994 Plan, which options will be exercisable at a price equal to the fair market value of Shares as determined on the date of grant. Accordingly, during fiscal 1999 each director (except Drs. Rosenwald and Cooper) received options to purchase 5,000 Shares, subject to annual vesting, as an automatic grant under the 1994 Plan.

  On May 5, 1998 and August 17, 1998 the Board of Directors offered (the "Repricing Offers") each eligible employee, officer, consultant and director of the Company (the "Option Holders") the right to exchange certain of his or her then outstanding options or warrants (the "Exchanged Options") for new options or warrants to purchase the number of Shares represented by the existing options or warrants at an exercise price equal to the fair market value of the Shares on the date of each Repricing Offer (the "Repriced Options"). All of the directors were eligible to participate in each of the May and August 1998 Repricing Offers, and exchanged in the aggregate options to purchase 839,500 Shares for Repriced Options (excluding Dr. Cooper, who exchanged in the aggregate options to purchase 1,760,000 Shares for Repriced Options).

Consulting Agreements and Subsidiary Compensation

  Until October 31, 1999, the Company had a Consulting and Non-Competition Agreement with Dr. Wurtman, and currently has a Consulting and Non-Competition Agreement with Mr. Sharrock and a Management Agreement with Dr. Rosenwald. During fiscal 1999, the Company paid Drs. Wurtman and Rosenwald fees of $172,000 and $30,000, respectively, pursuant to their agreements. Dr. Wurtman resigned from the Board effective July 29, 1999, and the Company terminated his Consulting and Non-Competition Agreement effective as of October 31, 1999. In fiscal 1999, the Company and its subsidiaries paid or accrued to Mr. Sharrock, who also serves as a director of Incara, and served as a consultant to, and director of, Progenitor: (i) consulting fees for consulting services rendered by Mr. Sharrock to the Company and to Progenitor of $28,000 and $2,000, respectively; (ii) directors' fees from Incara and Progenitor of $4,000 and $2,000 respectively; and (iii) granted options to purchase 3,000 shares of common stock of Incara to Mr. Sharrock. The options granted by Incara to Mr. Sharrock were granted at an exercise price equal to the fair market value of such company's common stock on the date of grant.

                            EXECUTIVE COMPENSATION

  The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company to the Chief Executive Officer and the three other executive officers of the Company whose annual compensation exceeded $100,000 for fiscal 1999 (collectively, the "named executive officers") for services during the fiscal years ended September 30, 1999, 1998 and 1997.

                          Summary Compensation Table

                                                                      Long-Term
                                Annual Compensation              Compensation Awards
                         --------------------------------- -------------------------------
                                                                                 Long-Term
                                                           Restricted Securities Incentive
                                              Other Annual   Stock    Underlying   Plan     All Other
Name and Principal            Salary   Bonus  Compensation   Awards    Options    Payouts  Compensation
Position                 Year ($) (1) ($) (2) ($) (2) (3)   ($) (4)    (#) (5)      ($)      ($) (6)
------------------       ---- ------- ------- ------------ ---------- ---------- --------- ------------
Glenn L. Cooper, M.D.... 1999 350,000  70,000       --           --         --      --        5,550
 President and Chief     1998 351,673  73,500       --     3,037,033  2,414,292     --        5,544
 Executive Officer       1997 337,115 126,000   105,896          --     345,000     --        4,571

Mark S. Butler.......... 1999 265,000  45,050       --           --         --      --        5,096
 Executive Vice
  President, Chief       1998 258,069  46,375       --     1,734,375  1,160,000     --        3,801
 Administrative Officer
  and                    1997 242,505  71,550     6,188          --     150,000     --        3,385
 General Counsel

Michael W. Rogers (7)... 1999 156,962  45,050    15,752      412,500    450,000     --        3,052
 Executive Vice
  President,             1998     --      --        --           --         --      --          --
 Chief Financial Officer
  and Treasurer          1997     --      --        --           --         --      --          --

Bobby W. Sandage, Jr.,
 Ph.D. ................. 1999 265,000  45,050       --           --         --      --        2,379
 Executive Vice
  President,             1998 253,911  46,375       --     1,734,375  1,135,000     --        2,502
 Research and
  Development,           1997 219,353  66,780       --           --     250,000     --        1,627
 Chief Scientific
  Officer

--------
(1) The salaries listed include contributions made by the named executive officers to the Company's 401(k) Plan in the following amounts: (i) for fiscal 1999, $7,706 for Dr. Cooper, $1,092 for Mr. Butler, $8,192 for Mr. Rogers, and $10,000 for Dr. Sandage; (ii) for fiscal 1998, $9,967 for Dr. Cooper, $8,908 for Mr. Butler and $10,000 for Dr. Sandage; and (iii) for fiscal 1997, $11,600 for Dr. Cooper, $11,600 for Mr. Butler and $9,500 for Dr. Sandage.

(2) Amounts shown in this column include compensation accrued in the specified fiscal year, portions of which may have been paid in a subsequent fiscal year.

(3) Amounts shown in this column consist of the following: (i) debt forgiveness to Dr. Cooper for fiscal 1997 of $56,897 and reimbursement for the payment of taxes incurred and a tax gross-up payment to cover such taxes, in connection with such compensation, of $48,999 for Dr. Cooper; and (ii) moving and relocation or temporary living expenses for Mr. Butler and Mr. Rogers in the following amounts: (a) for fiscal 1999, $15,752 for Mr. Rogers; and (b) for fiscal 1997, $6,188 for Mr. Butler.

(4) Amounts shown in this column consist of the value of the Shares subject to restricted stock awards granted to named executive officers under the 1997 Plan, including for Dr. Cooper, $435,470 representing the value of the 40,850 Shares subject to restricted stock awards granted to Dr. Cooper's wife, the Company's Vice President of Human Resources, as to which Dr. Cooper disclaims beneficial ownership. Amounts shown in this column were calculated based on the fair market value of Shares, as quoted by the Nasdaq Stock Market ("Nasdaq"), multiplied by the number of Shares subject to the restricted stock award: (i) for fiscal 1999, the fair market value of the Shares was $4.125, representing the closing price of the Shares on February 23, 1999; and (ii) for fiscal 1998, the fair market value of the Shares was $11.5625, representing the closing price of the Shares on November 7, 1997, except for 6,650 Shares subject to an award made to Dr. Cooper's wife on May 5, 1998, for which the fair market value was $6.02.

    The number of Shares subject to restricted stock awards granted to the named executive officers were as follows: (i) in fiscal 1999, 100,000 Shares to Mr. Rogers; and (ii) in fiscal 1998, 225,000 Shares to Dr. Cooper and 150,000 Shares to each of Mr. Butler and Dr. Sandage. The Shares subject to the restricted stock awards may be sold immediately upon their vesting, which commenced in May 1998 for Drs. Cooper and Sandage and Mr. Butler and is scheduled to extend through January 2000, and which is subject to automatic extension during a Black-Out Period (as defined in the 1997 Plan). With respect to Mr. Rogers, initial vesting of his Shares subject to a restricted stock award was scheduled to commence in May 1999 and extend through May 2000. In December 1999, the Board of Directors amended Mr. Rogers' restricted stock award by changing the vesting date for certain Shares from May 2000 to December 1999. Prior to their issuance upon vesting and satisfaction of any other required conditions, no dividends are payable with respect to the Shares subject to the restricted stock awards.

    In May 1998, a portion of the Shares subject to the restricted stock awards vested with respect to Drs. Cooper and Sandage and Mr. Butler and, upon payment representing the par value of the Shares, Shares were issued to the named executive officers as follows: 75,000 Shares to Dr. Cooper and 50,000 Shares to each of Mr. Butler and Dr. Sandage. The Shares were sold by such named executive officers immediately upon vesting. The value of the Shares issued at the May 1998 vesting, determined by the weighted average of the fair market value of the Shares sold in the aggregate by such named executive officers each day of vesting, multiplied by the number of Shares minus the amount of consideration paid, was as follows:
    $442,613 for Dr. Cooper (excluding $103,613 for Dr. Cooper's wife), $278,975 for Mr. Butler, and $283,300 for Dr. Sandage.

    The number and value of restricted stock holdings of the named executive officers at the end of fiscal 1999 were as follows:

                                       Number of Shares
                                          Subject to        Value of Restricted
   Named Executive Officer          Restricted Stock Awards  Stock Awards (1)
   -----------------------          ----------------------- -------------------
   Glenn L. Cooper, M.D. ..........         150,000              $187,500
   Mark S. Butler..................         100,000              $125,000
   Michael W. Rogers...............         100,000              $125,000
   Bobby W. Sandage, Jr., Ph.D.....         100,000              $125,000

  --------
  (1) The value is calculated by multiplying the number of Shares subject to restricted stock awards at year end by the fair market value of the Shares on September 30, 1999 ($1.25), as quoted by Nasdaq.

(5) Consists of options granted by the Company to the named executive officers, except (a) Dr. Cooper (i) for fiscal 1998, which also includes 25,792 and 33,500 options granted by Incara and Progenitor, respectively; and (ii) for fiscal 1997, which also includes 20,000 and 25,000 options granted by Transcell Technologies, Inc. (a former subsidiary of the Company of which Dr. Cooper was a director), and Progenitor, respectively, and (b) for fiscal 1998, options to purchase an aggregate of 95,000 Shares granted to Dr. Cooper's wife, as to which Shares Dr. Cooper disclaims beneficial ownership.

  For fiscal 1998, this column includes Exchanged Options granted to such named executive officers, which were exchanged for Repriced Options, including Exchanged Options in the following amounts: 500,000 to Dr. Cooper; 250,000 to Mr. Butler; and 250,000 to Dr. Sandage.

(6) Amounts shown in this column include the following:

  (a) disability insurance premiums on behalf of the named executive officers, in the following amounts: (i) for fiscal 1999, $1,343 for Dr. Cooper, $1,016 for Mr. Butler, $868 for Mr. Rogers and $1,015 for Dr. Sandage; (ii) for fiscal 1998, $1,368 for Dr. Cooper, $1,009 for Mr. Butler and $992 for Dr. Sandage; and (iii) for fiscal 1997, $1,235 for Dr. Cooper, $893 for Mr. Butler, and $834 for Dr. Sandage; and

  (b) group term life insurance premiums on behalf of the named executive officers, in the following amounts: (i) for fiscal 1999, $1,559 for Dr. Cooper, $2,210 for Mr. Butler, $474 for Mr. Rogers and $1,364 for Dr. Sandage; (ii) for fiscal 1998, $1,771 for Dr. Cooper, $2,792 for Mr. Butler and $1,510 for Dr. Sandage; and (iii) for fiscal 1997, $1,122 for Dr. Cooper, $2,492 for Mr. Butler, and $793 for Dr. Sandage. The Company has also made term life insurance premium payments on behalf of the named executive officers as follows: (i) for fiscal 1999, $2,684 for Dr. Cooper, $1,870 for Mr. Butler and $1,710 for Mr. Rogers; (ii) for fiscal 1998, $2,405 for Dr. Cooper; and (iii) for fiscal 1997, $2,214 for Dr. Cooper.

(7) Mr. Rogers became a named executive officer of the Company on February 23, 1999.

  The following table sets forth certain information with respect to individual grants of stock options made by the Company during fiscal 1999 to the named executive officers:

                       Option Grants in Last Fiscal Year

                                                                                  Potential
                                                                              Realizable Value
                                                                              at Assumed Annual
                                          Individual Grants                    Rates of Stock
                         ----------------------------------------------------       Price
                          Number of      % of Total                           Appreciation for
                          Securities    Options/SARs                           Option Term ($)
                          Underlying     Granted to    Exercise or                   (3)
                         Options/SARs   Employees in   Base Price  Expiration -----------------
Name                     Granted (#)   Fiscal Year (2)   ($/Sh)       Date      5%       10%
----                     ------------  --------------- ----------- ---------- ------- ---------
Michael W. Rogers.......   450,000 (1)        77%        4.0625     2/23/06   744,230 1,734,373

--------
(1) Represents 375,000 options granted to Mr. Rogers under the 1998 Plan and 75,000 options granted under the 1994 Plan. Mr. Rogers was the only named executive officer to receive a grant of stock options in fiscal 1999.

(2) Options to purchase a total of 584,415 Shares were granted to officers, employees and consultants in fiscal 1999.

(3) Calculated by multiplying the exercise price by the annual appreciation rate shown (as prescribed by S.E.C. rules and compounded for the term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. These amounts are not intended to forecast possible future appreciation, if any, of the price of the Shares.

  The following table sets forth certain information with respect to each exercise of stock options during fiscal 1999 by named executive officers and the number and value of unexercised options held by each of the named executive officers as of September 30, 1999:

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

                                                               Number of Securities
                                                              Underlying Unexercised
                                                                Options at Fiscal    Value of Unexercised in-the-Money
                                 Shares Acquired    Value     Year-End Exercisable/     Options at Fiscal Year-End
Name                             on Exercise (#) Realized ($)   Unexercisable (#)    Exercisable/Unexercisable ($) (1)
----                             --------------- ------------ ---------------------- ---------------------------------
Glenn L. Cooper, M.D. .........        --            --          866,668/953,332                   --/--
Mark S. Butler.................        --            --          423,335/546,665                   --/--
Michael W. Rogers..............        --            --               --/450,000                   --/--
Bobby W. Sandage, Jr., Ph.D. ..        --            --          421,668/523,332                   --/--

--------
(1) At September 30, 1999, none of the named executive officers owned options with an exercise price lower than $1.25, the fair market value of the Shares at September 30, 1999.

Restricted Stock Awards

  In fiscal 1998, the Company adopted the 1997 Plan, which covers an aggregate of 1,750,000 Shares that have been and may be issued pursuant to restricted stock awards upon satisfaction of specified vesting periods, in consideration of services rendered to the Company, the par value of the Shares, or such other consideration as the Board of Directors or the Compensation Committee of the Board may determine. Pursuant to the 1997 Plan and his employment agreement with the Company, the Company granted Mr. Rogers a restricted stock award in February 1999 with respect to 100,000 Shares. Vesting of Mr. Rogers' Shares under this award was scheduled to commence in May 1999 and extend through May 2000. With respect to certain Shares originally scheduled to vest in May 2000, the Board of Directors in December 1999 amended Mr. Rogers' award to cause such Shares to vest in December 1999. Consideration to the Company from Mr. Rogers consists of services to be rendered to the Company and payment to the Company of the par value of the Shares. As a result of the 1997 Plan provisions which defer vesting during Black-Out Periods (as defined in the 1997 Plan), no Shares of Mr. Rogers' award vested in fiscal 1999.

  The Shares issued and subject to the awards may be sold immediately upon their vesting. The Company has a registration statement on Form S-8 relating to the issuance of Shares under the 1997 Plan and the resale of the Shares subject to awards granted to certain of the named executive officers.

            EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                        CHANGE-IN-CONTROL ARRANGEMENTS

Glenn L. Cooper, M.D.

  Effective May 1, 1999, the Company entered into an employment agreement (the "Cooper Agreement") with Dr. Glenn L. Cooper, which supersedes the Company's prior employment agreement with Dr. Cooper, for Dr. Cooper to continue to serve as Chief Executive Officer and President of the Company for a term of three years. The Cooper Agreement provides for an annual base salary of $350,000, plus bonuses pursuant to the Company's Senior Executive Bonus Plan and eligibility to receive grants of stock options pursuant to the Company's stock option plans, as approved by the Board of Directors or the Compensation Committee of the Board of Directors. The Company provides Dr. Cooper with a $1,000,000 life insurance policy payable to the beneficiary of his choice.

  The Cooper Agreement provides that Dr. Cooper may not, during the term of the Cooper Agreement and for a year from the date of termination of employment, engage in any business competitive with the Company or its research activities, unless such termination is by Dr. Cooper for "Just Cause," as such term is defined in the Cooper Agreement. If Dr. Cooper is terminated for reasons other than "Just Cause" or a "Change in Control," as such terms are defined in the Cooper Agreement, he is entitled to receive his base salary plus pro-rated average bonuses, for a period equal to the longer of (a) the remainder of the term of the Cooper Agreement or (b) twelve (12) months from the termination date of the Cooper Agreement, either in a lump sum or installments, at the discretion of the Company.

Mark S. Butler

  Effective March 15, 1999, the Company entered into an employment agreement (the "Butler Agreement") with Mark S. Butler, which supersedes the Company's prior employment agreement with Mr. Butler, for Mr. Butler to continue to serve as the Company's Executive Vice President, Chief Administrative Officer and General Counsel for a term of one year, subject to automatic one year renewal periods unless notice of termination is given by either Mr. Butler or the Company within sixty (60) days prior to each anniversary date of the Butler Agreement. The Butler Agreement provides for an annual base salary of $265,000 and eligibility to participate in the Company's Senior Executive Bonus Plan. In the event Mr. Butler terminates his employment with the Company for "Just Cause," including a "Change of Control," as such terms are defined in the Butler Agreement, or if the Butler Agreement is not renewed by the Company, Mr. Butler is entitled to receive his base salary plus pro-rated average bonuses for a period of twelve (12) months following such termination. This amount may be paid either in a lump sum or installments, at the discretion of the Company, and is subject to set-off from other employment. The Company will reimburse Mr. Butler for the premiums for $1,000,000 additional term life insurance during the term of Mr. Butler's employment.

Michael W. Rogers

  Effective February 23, 1999, the Company entered into an employment agreement (the "Rogers Agreement") with Michael W. Rogers for Mr. Rogers to serve as the Company's Executive Vice President and Chief Financial Officer for a term of one year, subject to automatic one year renewal periods unless notice of termination is given either by Mr. Rogers or the Company within sixty (60) days prior to each anniversary date of the Rogers Agreement. The Rogers Agreement provides for an annual base salary of $265,000. Mr. Rogers is also eligible to: (i) participate in the Company's 1999 Senior Executive Bonus Plan subject to certain conditions set forth in the Rogers Agreement; (ii) receive options to purchase 450,000 Shares under the Company's stock option plans; and (iii) receive a restricted stock award under the Company's 1997 Plan with respect to 100,000 Shares. The Company will reimburse Mr. Rogers for the premiums for $1,000,000 additional term life insurance during the term of Mr. Rogers' employment.

  In the event Mr. Rogers terminates his employment with the Company for "Just Cause," including a "Change of Control," as such terms are defined in the Rogers Agreement, or if the Rogers Agreement is not renewed by the Company, Mr. Rogers is entitled to receive his base salary plus pro-rated average bonuses for a period of twelve (12) months following such termination. This amount may be paid either in a lump sum or installments, at the discretion of the Company, and is subject to set-off from other employment.

Bobby W. Sandage, Jr., Ph.D.

  Effective March 15, 1999, the Company entered into an employment agreement (the "Sandage Agreement") with Bobby W. Sandage, Jr., Ph.D., which supercedes the Company's prior employment agreement with Dr. Sandage, for Dr. Sandage to continue to serve as the Company's Executive Vice President, Research and Development and Chief Scientific Officer for a term of one year, subject to automatic one year renewal periods, unless notice of termination is given by either Dr. Sandage or the Company within sixty (60) days prior to each anniversary date of the Sandage Agreement. The Sandage Agreement provides for an annual base salary of $265,000 and eligibility to participate in the Company's Senior Executive Bonus Plan. In the event Dr. Sandage terminates his employment with the Company for "Just Cause," including a "Change of Control," as such terms are defined in the Sandage Agreement, or if the Sandage Agreement is not renewed by the Company,

Dr. Sandage is entitled to receive his base salary plus pro-rated average bonuses for a period of twelve (12) months following such termination. This amount may be paid either in a lump sum or installments, at the discretion of the Company, and is subject to set-off from other employment. The Company will reimburse Dr. Sandage for the premiums for $1,000,000 additional term life insurance during the term of Dr. Sandage's employment.

  In the event of certain transactions, including those which may result in a Change in Control, as defined under each of the Company's 1989 Plan, 1994 Plan, 1997 Plan and 1998 Plan, unvested installments of options to purchase Shares or awards of restricted stock held by executive officers of the Company may be subject to accelerated vesting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the 1934 Act requires the Company's executive officers and directors and other persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the S.E.C. initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by S.E.C. regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

  Based solely on the Company's review of such forms furnished to the Company, the Company believes that all filing requirements applicable to the Company's executive officers, directors and greater than 10% beneficial owners were complied with for fiscal 1999.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During fiscal 1999, the members of the Compensation Committee were: Mr. Gray, General Haig, Dr. Morville and Mr. Sharrock. In fiscal 1999, none of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries. In fiscal 1999, the Company and its subsidiaries paid or accrued to Mr. Sharrock, who also serves as a director of Incara and served as a consultant to, and a director of, Progenitor: (i) consulting fees for consulting services rendered by Mr. Sharrock to the Company and to Progenitor of $28,000 and $2,000, respectively; (ii) $4,000 and $2,000 in directors' fees from Incara and Progenitor, respectively; and (iii) granted options to purchase 3,000 shares of common stock of Incara.

                         COMPENSATION COMMITTEE REPORT
                         ON EXECUTIVE COMPENSATION (1)

General

  The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting, motivating and retaining qualified executive officers. Accordingly, compensation structures for the named executive officers of the Company generally include a combination of salary, bonuses and long-term compensation. The Compensation Committee's informal executive compensation philosophy (which applies
--------
(1) The material in this report is not soliciting material, is not deemed filed with the S.E.C. and is not incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

generally to all executive officers of the Company, including the President and Chief Executive Officer, Glenn L. Cooper, M.D.) considers a number of factors, which may include:

  . providing compensation levels competitive with companies in comparable industries which are at a similar stage of development, or undergoing similar corporate events, and which are located in the Company's geographic area;

  . identifying appropriate performance goals for the Company and providing flexibility in compensation levels with the achievement of such goals;

  .  rewarding above average corporate performance; and

  . recognizing and providing incentive for individual initiative and achievement.

Base Salary

  Base salary for fiscal 1999 was determined based on a range of measures and internal targets set before the start of the fiscal year and in part by comparison to the compensation of executive officers of comparable biotechnology and pharmaceutical companies.

Bonuses

  Bonus compensation for fiscal 1999 was contingent upon the Company achieving certain business and financial objectives during the fiscal year. In formulating the Senior Executive Bonus Plan for fiscal 1999 for executive officers of the Company, including Dr. Cooper, the Compensation Committee adopted performance measures tied to a number of business and financial objectives to be achieved during fiscal 1999 and assigned relative weight to each objective. The Senior Executive Bonus Plan for fiscal 1999 entitled the named executive officers of the Company to a bonus equal to varying percentages of base salary depending upon achieving these objectives which included:

  . achievement of certain defined clinical or regulatory product development milestones;

  . out-licensing of certain compounds to a corporate development/marketing partner on terms approved by the Board of Directors;

  .  in-licensing or acquisition of a significant new asset;

  . the fair market value of Shares relative to fiscal 1998 and specified indices;

  .  consummation of certain financial events; and

  . consummation of an agreement that would substantially mitigate the Company's exposure to Redux-related product liability litigation.

  The Committee considered the Company's performance under these measures for fiscal 1999 and used their subjective judgment and discretion, in accordance with the parameters of the Senior Executive Bonus Plan for fiscal 1999, to make a recommendation to the Board of Directors in approving individual compensation. Under the terms of the Senior Executive Bonus Plan for fiscal 1999, the Board approved a bonus to Dr. Cooper of $70,000, and Messrs. Butler and Rogers and Dr. Sandage each received bonuses of $45,050.

Glenn L. Cooper, M.D.

  The compensation received during fiscal 1999 by Dr. Cooper was governed in part by the Cooper Agreement and his prior employment agreement with the Company, and substantially in accordance with the policies described above relating to all executive officers. In addition, in adopting the Senior Executive Bonus Plan for fiscal 1999 and establishing the percentage of salary used in calculating the bonus payment to Dr. Cooper, and recommending approval of such bonus, members of the Compensation Committee also considered a subjective evaluation of Dr. Cooper's performance and ability to influence the Company's near and long-term growth. The Compensation Committee considered Dr. Cooper's efforts and performance necessary to achieve specified objective criteria, as described above. See "Employment Agreements."

Tax Deductibility of Compensation

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the ability of the Company to deduct for tax purposes compensation over $1,000,000 to any of the named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company's stockholders. In fiscal 1999, the Company granted restricted stock awards which, depending upon the fair market value of Shares on the date of vesting of such awards, may result in compensation expense that may not be deductible pursuant to Section 162(m) when recognized; however, no such limitation on deductibility is applicable for fiscal 1999.

                                          David B. Sharrock, Chairman
                                          General Alexander M. Haig, Jr.
                                          Harry J. Gray
                                          Malcolm Morville, Ph.D.

                     STOCK PRICE PERFORMANCE PRESENTATION

  The following chart compares the cumulative total stockholder return on Shares with the cumulative total stockholder return of (i) the Nasdaq Market Index and (ii) a peer group index consisting of companies reporting under the Standard Industrial Classification Code 2834 (Pharmaceutical Preparations):

               COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN (1)
                   AMONG INTERNEURON PHARMACEUTICALS, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX
                            AND A PEER GROUP INDEX
                                    [CHART]

                                           Cumulative Total Return
                                    ---------------------------------------
                                    9/94   9/95   9/96   9/97   9/98   9/99
INTERNEURON PHARMACEUTICALS, INC.   100    186    457    192     48     20
PEER GROUP                          100    147    198    280    400    417
NASDAQ STOCK MARKET (U.S.)          100    138    164    225    229    372

--------
(1) Assumes $100 invested on September 30, 1994 and assumes dividends reinvested. Measurement points are at the last trading day of the fiscal years ended September 30, 1994, 1995, 1996, 1997, 1998 and 1999. The
    material in this chart is not soliciting material, is not deemed filed with the S.E.C. and is not incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing. A list of the companies included in the Peer Group Index will be furnished by the Company to any stockholder upon written request to the Vice President, Corporate Communications.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Dr. Rosenwald receives a management fee, which includes his out-of-pocket expenses incurred in providing services to the Company of $2,500 per month under a management agreement with the Company. For fiscal 1999, the Company paid $30,000 to Dr. Rosenwald pursuant to this agreement.

  In fiscal 1999, the Company and its subsidiaries paid or accrued to Mr. Sharrock, who also serves as a director of Incara and served as a consultant to, and a director of, Progenitor: (i) consulting fees for consulting services rendered by Mr. Sharrock to the Company and to Progenitor of $28,000 and $2,000, respectively; (ii) $4,000 and $2,000 in directors' fees from Incara and Progenitor, respectively; and (iii) granted options to purchase 3,000 shares of common stock of Incara.

  In fiscal 1999, Mr. Rogers received a restricted stock award under the 1997 Plan. In fiscal 1999, the Company also granted options to certain of the Company's directors pursuant to automatic grant provisions under the 1994 Plan. In accordance with the terms of the 1994 Plan, on the date following the Annual Meeting date, each of the directors of the Company (except Drs. Rosenwald and Cooper) will receive automatic grants of options to purchase 5,000 Shares, which will be exercisable at a price equal to the fair market value of the Company's Shares as determined on the date of grant. See "Director Compensation."

                                PROPOSAL NO. 2:
   AMENDMENT OF THE COMPANY'S 1995 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

  On February 3, 1995 the Board of Directors adopted the Company's 1995 Employee Stock Purchase Plan which was subsequently approved by Stockholders on March 22, 1995 (the "1995 Plan"). A total of 100,000 Shares were reserved for issuance under the 1995 Plan.

  On December 2, 1999, the Board of Directors authorized, subject to stockholder approval, the amendment of the 1995 Plan (the "Amended 1995 Plan") for the sole purpose of increasing the number of Shares reserved for issuance thereunder from 100,000 Shares to 250,000 Shares. No other provision of the 1995 Plan was amended and all other provisions remain in full force and effect.

  The Board of Directors believes that amending the 1995 Plan will benefit the Company since providing employees of the Company with an opportunity to purchase additional Shares of Common Stock should prove helpful in attracting, retaining, and motivating valued employees.

  Through January 21, 2000, 73,352 Shares have been purchased under the 1995 Plan. Shares to be purchased pursuant to the Amended 1995 Plan are not determinable.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND THE STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL THEREOF.

                              PROPOSAL NUMBER 3:
               APPROVAL OF THE COMPANY'S 2000 STOCK OPTION PLAN

General

  On January 19, 2000, the Board of Directors adopted the Company's 2000 Stock Option Plan (the "2000 Plan"), pursuant to which employees, officers, directors and consultants of the Company and any subsidiary corporations are eligible to receive incentive stock options ("incentive options") within the meaning of Section 422 of the Code, and options that do not qualify as incentive options ("non-qualified options"). The 2000 Plan covers 2,500,000 of the Company's Shares. The 2000 Plan, which expires in January 2010, is administered by the Board of Directors or a committee of the Board of Directors (the "Committee"). The purposes of the 2000 Plan are to attract, motivate and insure the retention of key employees, and to provide additional incentive by permitting such individuals to participate in the ownership of the Company, and the criteria to be utilized by the Board of Directors or the Committee in granting options pursuant to the 2000 Plan will be consistent with these purposes.

Options

  Options granted under the 2000 Plan may be either incentive options or non-qualified options. Incentive options granted under the 2000 Plan are exercisable for a period of up to ten (10) years from the date of grant at an exercise price which is not less than the fair market value of the Shares on the date of the grant, except that the term of an incentive option granted under the 2000 Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Shares on the date of the grant. To the extent that the aggregate fair market value, as of the date of the grant, of the Shares for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a non-qualified option. Additionally, the aggregate number of Shares that may be subject to options granted to any person in a calendar year shall not exceed 50% of the maximum number of Shares which may be issued from time to time under the 2000 Plan. Options granted under the 2000 Plan to employees of the Company may be exercised only while the optionee is employed or retained by the Company or within six months of the date of termination of the employment relationship (three months in case of incentive options). However, options which are exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within 12 months of the date of termination of the employment relationship. Upon the exercise of an option, payment may be made by cash or by any other means that the Board of Directors or the Committee determines. No option may be granted under the 2000 Plan after January 2010.

  Options may be granted to such employees, officers, directors or consultants of the Company or any subsidiary of the Company as the Board of Directors or the Committee shall select from time to time in its sole discretion, provided that only employees of the Company or a subsidiary of the Company shall be eligible to receive incentive options.

  As of January 21, 2000, approximately 42 persons of the Company were eligible to receive grants under the 2000 Plan. The number of future officers and directors of the Company eligible to receive grants under the 2000 Plan is not determinable. An optionee may be granted more than one option under the 2000 Plan. The Board of Directors or the Committee will, in its discretion, determine (subject to the terms of the 2000 Plan) who will be granted options, the time or times at which options shall be granted, and the number of Shares subject to each option, whether the options are incentive options or non-qualified options, and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors deemed relevant in accomplishing the purpose of the 2000 Plan.

  Under the 2000 Plan, the optionee has none of the rights of a stockholder with respect to the Shares issuable upon the exercise of the option until such Shares shall be issued upon such exercise. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in the 2000 Plan. During the lifetime of the optionee, an option shall be exercisable only by the optionee. No option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of decent and distribution, except that non-qualified options may be transferred by the optionee during his lifetime to certain permitted transferees, subject to certain conditions.

  The Board of Directors may amend or terminate the 2000 Plan except that stockholder approval is required if required by Rule 16b-3 or Section 422 of the Code. No action taken by the Board may materially and adversely affect any outstanding option grant without the consent of the optionee.

Change in Control

  The 2000 Plan provides for acceleration of vesting in the event of certain changes in control. Such acceleration may cause the consideration involved to be treated in whole or in part as parachute payments under the Code. Acceleration of benefits under other Company plans and other contracts with employees in the event of such change of control could be subject to being combined with the 2000 Plan accelerations for "parachute payment" purposes. Any such "parachute payments" may be non-deductible to the Company in whole or in part and the optionee may be subject to a 20% excise tax on all or part of such payments (in addition to other taxes ordinarily payable).

Federal Income Tax Consequences

  Under current tax law, there are no Federal income tax consequences to either the employee or the Company on the grant of non-qualified options if granted under the terms set forth in the 2000 Plan. Upon exercise of a non-qualified option, the excess of the fair market value of the Shares subject to the option over the option price (the "Spread") at the date of exercise is taxable as ordinary income to the optionee in the year it is exercised and is generally deductible by the Company as compensation for Federal income tax purposes. The optionee's basis in the Shares will be equal to the fair market value on the date taxation is imposed and the holding period commences on such date.

  Incentive option holders incur no regular Federal income tax liability at the time of grant or upon exercise of such option, assuming that the optionee was an employee of the Company from the date the option was granted until three months before such exercise. However, upon exercise, the Spread must be added to regular Federal taxable income in computing the optionee's "alternative minimum tax" liability. An optionee's basis in the Shares received on exercise of an incentive stock option will be the option price of such Shares for regular income tax purposes. No deduction is allowable to the Company for Federal income tax purposes in connection with the grant or exercise of such option.

  If the holder of Shares acquired through exercise of an incentive option sells such Shares within two years of the date of grant of such option or within one year from the date of exercise of such option (a "Disqualifying Disposition"), the optionee will realize income taxable at ordinary rates. Ordinary income is reportable during the year of such sale equal to the difference between the option price and the fair market value of the Shares at the date the option is exercised, but the amount includable as ordinary income shall not exceed the excess, if any, of the proceeds of such sale over the option price. In addition to ordinary income, a Disqualifying Disposition may result in taxable income subject to capital gains treatment if the sales proceeds exceed the optionee's basis in the Shares (i.e., the option price plus the amount includable as ordinary income). The amount of the optionee's taxable ordinary income will generally be deductible by the Company in the year of the Disqualifying Disposition.

  At the time of sale of Shares received upon exercise of an option (other than a Disqualifying Disposition of Shares received upon the exercise of an incentive option), any gain or loss is long-term or short-term capital gain or loss, depending upon the holding period. If the Optionee disposes of Shares received upon exercise of an option within 12 months of the Exercise date, the Optionee recognizes short-term capital gain in the year of disposition in an amount equal to the excess (if any) of the sales proceeds of the Shares over the exercise price. If the Optionee disposes of Shares more than 12 months after the Exercise Date, the Optionee will recognize capital gains taxed at up to the maximum federal rate of 20%.

  The foregoing is not intended to be an exhaustive analysis of the tax consequences relating to stock options issued under the 2000 Plan. For instance, the treatment of options under state and local tax laws, which are not described above, may differ from their treatment for Federal income tax purposes.

Section 162(m) Limits on Deductibility

  Executive officers subject to Section 162(m) of the Code may receive options under the 2000 Plan. Assuming stockholder approval of the 2000 Plan, the Company believes the 2000 Plan should meet the requirements of Section 162(m).

  Future grants under the 2000 Plan have not yet been determined. The Company intends to file a Registration Statement on Form S-8 relating to the issuance of Shares under the 2000 Plan and the resale of the Shares subject to awards granted to certain of the named executive officers.

  The Company also maintains the 1994 and 1998 Plans. As of December 31, 1999, there were 1,525,220 Shares available for issuance under the 1994 Plan and 845,904 Shares available for issuance under the 1998 Plan.

  The affirmative vote of the holders of the majority of the Shares present in person or by proxy at the Annual Meeting and entitled to vote on the matter is required to approve and ratify the 2000 Plan. In the event stockholder approval of the 2000 Plan is not obtained by January 19, 2001, no incentive options may be granted under the 2000 Plan.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND THE STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL THEREOF.

                              PROPOSAL NUMBER 4:
                       APPROVAL AND RATIFICATION OF THE
                      APPOINTMENT OF INDEPENDENT AUDITORS

  The Management of the Company recommends a vote for the approval and ratification of the appointment of PricewaterhouseCoopers LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending September 30, 2000. PricewaterhouseCoopers LLP has been the Company's auditors for the past fiscal year and has no direct or indirect financial interest in the Company. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if he or she desires to do so, and shall be available to respond to appropriate questions.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS OF THE COMPANY AND THE STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION THEREOF.

                                    GENERAL

  The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

  The Company will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit by telephone proxies without additional compensation. The Company does not expect to pay any compensation for the solicitation of proxies.

  The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 1999 (as filed with the S.E.C.) including the financial statements thereto. All such requests should be directed to Vice President, Corporate Communications, Interneuron Pharmaceuticals, Inc., One Ledgemont Center, 99 Hayden Avenue, Lexington, Massachusetts 02421.

                             STOCKHOLDER PROPOSALS

  The Annual Meeting of Stockholders for the fiscal year ending September 30, 2000 is expected to be held in March 2001. Stockholders who seek to present proposals at the Company's next Annual Meeting of Stockholders must submit their proposals to the Company on or before September 30, 2000.

  In the event the Company receives notice of a stockholder proposal to take action at next year's Annual Meeting of Stockholders that is not submitted for inclusion in the Company's proxy materials, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Company to its stockholders intend to exercise their discretion to vote on the stockholder proposal in accordance with their best judgment if notice of the proposal is not received at the Company's main office prior to the date of the next Annual Meeting of Stockholders.

                                          By Order of the Board of Directors,

                                          Glenn L. Cooper, M.D.
                                          President and Chief Executive
                                           Officer
Dated: January 28, 2000

                                    EXHIBIT

                       INTERNEURON PHARMACEUTICALS, INC.

                            2000 STOCK OPTION PLAN

1. Purpose.

  The purpose of this plan (the "Plan") is to secure for INTERNEURON PHARMACEUTICALS, INC. (the "Company") and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants to, the Company who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2. Type of Options and Administration.

  (a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a committee designated by the Board of Directors, the "Committee") and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code.

  (b) Administration. The Plan will be administered by the Board of Directors or the Committee, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The delegation of powers to the Committee shall be consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule). The Board of Directors or the Committee may in its sole discretion grant options to purchase shares of the Company's Common Stock, $.001 par value per share ("Common Stock") and issue shares upon exercise of such options as provided in the Plan. The Board of Directors or the Committee shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Board of Directors or the Committee necessary or desirable for the administration of the Plan. The Board of Directors or the Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors or the Committee shall be liable for any action or determination under the Plan made in good faith. Subject to adjustment as provided in Section 15 below, the aggregate number of shares of Common Stock that may be subject to Options granted to any person in a calendar year shall not exceed 50% of the maximum number of shares which may be issued and sold under the Plan, as set forth in Section 4 hereof, as such section may be amended from time to time.

  (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply to the Company only at such time as the Company's Common Stock is registered under the Exchange Act, subject to the last sentence of Section 3(b), and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3. Eligibility.

  (a) Options may be granted to persons who are, at the time of grant, employees, officers or directors of, and consultants to, the Company ("Participants") provided, that Incentive Stock Options may only be granted to individuals who are employees of the Company (within the meaning of Section 3401(c) of the Code). A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors or the Committee shall so determine.

  (b) Grant of Options to Reporting Persons. The selection of a director or an officer who is a Reporting Person (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either by the Board of Directors by the Committee.

4. Stock Subject to Plan.

  The stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is two million five hundred thousand (2,500,000) shares. If an option granted under the Plan shall expire, terminate or is cancelled for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan.

5. Forms of Option Agreements.

  As a condition to the grant of an option under the Plan, each recipient of an option shall, if requested by the Company, execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors or the Committee. Such option agreements may differ among recipients.

6. Purchase Price.

  (a) General. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors or the Committee at the time of grant of such option; provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such stock, at the time of grant of such option, or less than 110% of such Fair Market Value in the case of options described in Section 11(b). "Fair Market Value" of a share of Common Stock of the Company as of a specified date for the purposes of the Plan shall mean the closing price of a share of the Common Stock on the principal securities exchange (including the Nasdaq National Market) on which such shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including, in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Board of Directors or the Committee. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

  (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or by any other means which the Board of Directors or the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board).

7. Option Period.

  Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board of Directors or the Committee and set forth in the applicable option agreement, provided, that such date shall not be later than ten (10) years after the date on which the option is granted.

8. Exercise of Options.

  Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. Subject to the requirements in the immediately preceding sentence, if an option is not at the time of grant immediately exercisable, the Board of Directors or the Committee may (i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or
(ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option.

9. Transferability of Options.

  No incentive stock option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Board of Directors or the Committee may, in its discretion, authorize all or a portion of any non-statutory options to be granted to an optionee to be on terms which permit transfer by such optionee to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (w) the options must be held by the optionee for a period of at least one month prior to transfer, (x) there may be no consideration for any such transfer, (y) the stock option agreement pursuant to which such options are granted must be approved by the Board of Directors or the Committee, and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred options shall be prohibited except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of the Plan the term "optionee" shall be deemed to refer to the transferee. The events of termination of employment of Section 10 hereof shall continue to be applied with respect to the original optionee. An option may be exercised during the lifetime of the optionee only by the original optionee. In the event an optionee dies during his employment by the Company or any of its subsidiaries, or during the three-month period following the date of termination of such employment, his option shall thereafter be exercisable, during the period specified in the option agreement, by his executors or administrators to the full extent to which such option was exercisable by the optionee at the time of his death during the periods set forth in Section 10 or 11(d).

10. Effect of Termination of Employment or Other Relationship.

Except as provided in Section 11(d) with respect to Incentive Stock Options and except as otherwise determined by the Committee at the date of grant of an Option, and subject to the provisions of the Plan, an optionee may exercise an option at any time within six (6) months following the termination of the optionee's employment or other relationship with the Company or within one (1) year if such termination was due to the death or disability of the optionee but, except in the case of the optionee's death, in no event later than the expiration date of the Option. If the termination of the optionee's employment is for cause or is otherwise attributable to a breach by the optionee of an employment or confidentiality or non-disclosure agreement, the option shall expire immediately upon such termination. The Board of Directors shall have the power to determine what constitutes a termination for cause or a breach of an employment or confidentiality or non-disclosure agreement, whether an optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the optionee.

11. Incentive Stock Options.

  Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

    (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

    (b) 10% Stockholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

      (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

      (ii) The option exercise period shall not exceed five years from the date of grant.

    (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000.

    (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

      (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

      (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

      (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12. Additional Provisions.

  (a) Additional Option Provisions. The Board of Directors or the Committee may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors or the Committee; provided, that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

  (b) Acceleration, Extension, Etc. The Board of Directors or the Committee may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or
(ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with
Section 422 of the Code or with Rule 16b-3 (if applicable).

13. General Restrictions.

  (a) Investment Representations. The Company may require any optionee, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option or award, for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock, including any "lock-up" or other restriction on transferability.

  (b) Compliance With Securities Law. Each Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option or award upon any securities exchange or automated quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14. Rights as a Stockholder.

  The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15. Adjustment Provisions for Recapitalizations, Reorganizations and Related Transactions.

  (a) Recapitalizations and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under or otherwise referred to in the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this
Section 15 if such adjustment (i) would cause the Plan to fail to comply with
Section 422 of the Code or with Rule 16b-3 or (ii) would be considered as the adoption of a new plan requiring stockholder approval.

  (b) Reorganization, Merger and Related Transactions. All outstanding Options under the Plan shall become fully exercisable for a period of sixty (60) days following the occurrence of any Trigger Event, whether or not such Options are then exercisable under the provisions of the applicable agreements relating thereto. For purposes of the Plan, a "Trigger Event" is any one of the following events:

    (i) the date on which shares of Common Stock are first purchased pursuant to a tender offer or exchange offer (other than such an offer by the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary or any entity holding shares or other securities of the Company for or pursuant to the terms of such plan), whether or not such offer is approved or opposed by the Company and regardless of the number of shares purchased pursuant to such offer;

    (ii) the date the Company acquires knowledge that any person or group deemed a person under Section 13(d)-3 of the Exchange Act (other than the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary or any entity holding shares of Common Stock or other securities of the Company for or pursuant to the terms of any such plan or any individual or entity or group or affiliate thereof which acquired its beneficial ownership interest prior to the date the Plan was adopted by the Board), in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling the person or group to 30% or more of all votes (without consideration of the rights of any class or stock to elect directors by a separate class vote) to which all shareholders of the Company would be entitled in the election of the Board of Directors were an election held on such date;

    (iii) the date, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Company, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; and

    (iv) the date of approval by the stockholders of the Company of an agreement (a "reorganization agreement") providing for:

      (A) The merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such stockholders to 65% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of such corporation would be entitled in the election of directors or where the members of the Board of Directors of the Company, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation; or

      (B) The sale or other disposition of all or substantially all the assets of the Company.

  (c) Board Authority to Make Adjustments. Any adjustments under this Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16. Merger, Consolidation, Asset Sale, Liquidation, etc.

  (a) General. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (ii) in the event the provisions of Section 15 are not applicable, provide that all or any outstanding options shall become exercisable in full immediately prior to such event; provided, however, nothing contained in this Section 16 shall permit any change in the accelerated vesting pursuant to Section 15 upon the occurrence of a Trigger Event.

  (b) Substitute Options. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

17. No Special Employment Rights.

  Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18. Other Employee Benefits.

  Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

19. Amendment of the Plan.

  (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if at any time the approval of the stockholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval; and provided, further, that the provisions of Section 3(b) hereof shall not be amended more than once every six months, other than to comport with changes in the Code, the Employer Retirement Income Security Act of 1974, as amended, or the rules thereunder.

  (b) The modification or amendment of the Plan shall not, without the consent of an optionee, adversely affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify
(i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

20. Withholding.

  (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

  (b) The acceptance of shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the optionee (i) to notify the Company if any or all of such shares are disposed of by the optionee within two years from the date the option was granted or within one year from the date the shares were issued to the optionee pursuant to the exercise of the option, and (ii) if required by law, to remit to the Company, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Company's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the optionee is in the employ of the Company at the time of such disposition.

  (c) Notwithstanding the foregoing, in the case of a Reporting Person whose options have been granted in accordance with the provisions of Section 3(b) herein, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

21. Effective Date and Duration of the Plan.

  (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors; amendments requiring stockholder approval (as provided in Section 19) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

  (b) Termination. Unless sooner terminated in accordance with Section 16, the Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

22. Provision for Foreign Participants.

  The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

23. Governing Law.

  The provisions of this Plan shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

  Adopted by the Board of Directors on January 19, 2000.

--------------------------------------------------------------------------------

PROXY

               INTERNEURON PHARMACEUTICALS, INC. (the "Company")
                        ANNUAL MEETING OF STOCKHOLDERS
          This Proxy is Solicited on Behalf of the Board of Directors


     The undersigned hereby appoints Glenn L. Cooper, M.D. or Michael W. Rogers as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at The Doubletree Guest Suites, 550 Winter Street, Waltham, Massachusetts 02451 on March 8, 2000 at 10:00 a.m. and at any adjournment thereof, and to vote the shares of Common Stock (the "Shares") the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card.

                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

                        Please date, sign and mail your
                     proxy card back as soon as possible!


                        Annual Meeting of Stockholders
               INTERNEURON PHARMACEUTICALS, INC. (the "Company")

                                 March 8, 2000



                               Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------------------------------------
      Please mark your
A [X] votes as in this
      example.


                            FOR all nominees             WITHHOLDING
                         listed at right (except         AUTHORITY
                            as marked to the           to vote for all           Nominees:
                            contrary below)        nominees listed at right         Glenn L. Cooper, M.D.
      1.  Election                                                                  Harry J. Gray
          of                      [_]                       [_]                     Alexander M. Haig, Jr.
          Directors                                                                 Malcolm Morville, Ph.D.
                                                                                    Lindsay A. Rosenwald, M.D.
          (INSTRUCTION: To withhold authority to vote for any                       Lee J. Schroeder
          individual nominee, print that nominee's name on the                      David B. Sharrock
          line provided below.)

          ____________________________________________________
                                                                  FOR           AGAINST         ABSTAIN
      2.  Amendment of the Company's 1995 Employee                [_]             [_]             [_]
          Stock Purchase Plan, as amended.

      3.  Approval of the Company's 2000 Stock Option             [_]             [_]             [_]
          Plan.

      4.  Approval and ratification of the appointment of         [_]             [_]             [_]
          PricewaterhouseCoopers LLP as independent
          auditors of the Company.

      5. In their discretion, proxies are authorized to vote upon such business as may properly come before the meeting.

          The Shares represented by this proxy will be voted as directed. If no contrary instruction is given, the Shares will be voted FOR the election of the nominees, FOR the amendment of the Company's 1995 Employee Stock
      Purchase Plan, FOR the approval of the Company's 2000 Stock Option Plan and FOR the approval and ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company.



      SIGNATURE_________________________________  ___________________________ DATED ____________, 2000
                                                   Signature if held jointly

      NOTE: (Please date, sign as name appears above and return promptly. If Shares are registered in the names of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. Please note any changes in your address next to the address as it appears in the proxy.)